EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated May 18, 2006, accompanying the financial statements and schedules of InterDigital Communications Corporation Savings and Protection Plan on Form 11-K for the year ended December 31, 2005. We hereby consent to the incorporation of said report in the Registration Statement of InterDigital Communications Corporation on Form S-8 (File No. 333-66626, effective August 2, 2001).


/s/ Morison Cogen LLP
-------------------------
Bala Cynwyd, Pennsylvania
June 29, 2006

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